As filed with the Securities and Exchange Commission on October 2, 2008
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            REAL VALUE ESTATES, INC.
             (Exact name of Registrant as specified in its charter)

            Nevada                                   7379                             26-1616719
(State or other jurisdiction of          (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)            Classification Code Number)           Identification Number)

                               3/11 Trumpeldor St.
                               Holon 58271, Israel
                             Tel: +972 (54) 779-1657
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                EastBiz.com, Inc.
                                 5348 Vegas Dr.
                             Las Vegas, NV 89108 USA
                               Tel: (888) 284-3821
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all correspondence to:
                               Gersten Savage LLP
                            David E. Danovitch, Esq.
                               Jaclyn Amsel, Esq.
                              600 Lexington Avenue
                             New York, NY 10022-6018
                     Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if smaller reporting company)

                         Calculation of Registration Fee

===========================================================================================================
  Title of Class of                            Proposed Maximum      Proposed Maximum
  Securities to be          Amount to be        Aggregate Price          Aggregate            Amount of
     Registered            Registered(1)          Per Share(2)       Offering Price(2)     Registration Fee
-----------------------------------------------------------------------------------------------------------
Common Stock,                1,380,200              $ 0.06                $82,812               $3.25
$0.0001 per share
-----------------------------------------------------------------------------------------------------------
Total                        1,380,200              $ 0.06                $82,812               $3.25
===========================================================================================================

(1) The shares of our Common Stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED October 2, 2008

PRELIMINARY PROSPECTUS

                            REAL VALUE ESTATES, INC.

                        1,380,200 SHARES OF COMMON STOCK
                         OFFERING PRICE $0.06 PER SHARE

The selling stockholders named in this prospectus are offering for resale 1,380,200 shares of our common stock at an offering price of $0.06 per share of common stock until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 BEFORE INVESTING IN OUR COMMON STOCK.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Real Value Estates, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

                 The date of this prospectus is _________, 2008

                                TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY........................................................    1

RISK FACTORS..............................................................    5

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS.................   13

TAX CONSIDERATIONS........................................................   13

USE OF PROCEEDS...........................................................   13

DETERMINATION OF THE OFFERING PRICE.......................................   13

MARKET FOR OUR COMMON STOCK...............................................   14

DIVIDEND POLICY...........................................................   14

DILUTION..................................................................   14

SELLING STOCKHOLDERS......................................................   15

PLAN OF DISTRIBUTION......................................................   17

DESCRIPTION OF SECURITIES.................................................   19

SHARES ELIGIBLE FOR FUTURE SALE...........................................   21

EXPERTS...................................................................   21

LEGAL REPRESENTATION......................................................   22

OUR BUSINESS..............................................................   22

LEGAL MATTERS.............................................................   27

MANAGEMENT................................................................   28

EXECUTIVE COMPENSATION....................................................   30

COMPENSATION OF DIRECTORS.................................................   30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................   30

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   31

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION......................   32

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATION.....................................................   33

WHERE YOU CAN GET MORE INFORMATION........................................   39

FINANCIAL STATEMENTS......................................................  F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES, AND ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5. ALL REFERENCES TO "WE," "US," "OUR," "REAL VALUE ESTATES," "COMPANY" OR SIMILAR TERMS USED IN THIS PROSPECTUS REFER TO REAL VALUE ESTATES, INC. UNLESS OTHERWISE INDICATED, THE TERM "FISCAL YEAR" REFERS TO OUR FISCAL YEAR ENDING MAY 31. UNLESS OTHERWISE INDICATED, THE TERM "COMMON STOCK" REFERS TO SHARES OF THE COMPANY'S COMMON STOCK.

CORPORATE BACKGROUND AND BUSINESS OVERVIEW

We were incorporated in the state of Nevada on December 20, 2007. Our offices are currently located at 3/11 Trumpeldor St., Holon 58271 Israel. Our telephone number is +972-54-779-1657. We have a website at www.myrve.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has not generated any revenue and has had limited operations to date. From December 20, 2007 (inception) to May 31, 2008, we have incurred accumulated net losses of $85. As of May 31, 2008, we had $60,123 in current assets and current liabilities of $0. Based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.

We are developing and plan to offer a website related to the residential real estate foreclosure market, containing an online social network for those involved in foreclosures, an online database with residential real estate foreclosure property listings, and a knowledge base with educational and informational materials about the foreclosure market. We plan to include foreclosure listings searchable by state, county and city throughout the United States. The site will be user-friendly and will enable our subscribers to communicate with each other and to search and locate foreclosure, pre-foreclosure and real estate owned properties with ease. Our foreclosure properties database is currently made available by foreclosure.com. Through initial searches on our site, our subscribers will be able to view preliminary data about the foreclosure properties, such as the number of bedrooms and bathrooms, the sale price and a portion of the street address. Subscribers who desire to obtain full access to the property information, including the seller's contact information, will be redirected to foreclosure.com and will be asked to subscribe to that site. Subscriptions to foreclosure.com requires payment of fees to that site, which can range from weekly fees of $9.99 to monthly fees of $39.80. These fees will be required to be paid in addition to any subscription fees we may charge for our site. Pursuant to our affiliate agreement with foreclosure.com, dated July 29, 2008, we earn a 25% commission on each subscriber fee collected by foreclosure.com as a result of the referral to that site from the redirection link from our website.

The social network feature will be a form of online community for people who are involved in, or wish to be involved in, the foreclosure industry, and our site will enable subscribers to be active on our website and communicate with fellow subscribers. Subscribers to our site will also have limited access to our knowledge base, through which we will provide information about foreclosures and the foreclosure market, including current articles, news and videos. We will also offer premium content to subscribers who pay a premium subscription fee of approximately $29.00 per month.

Our website, available at www.myrve.com, is accessible but is still a work-in-process and in development stage. We expect it to be fully developed with all intended functions and features and ready for public launch in the July - August 2009 timeframe.

Our goals over the next 12 months are to:

     * complete development of our website and launch it publicly by July-August 2009;
     * drive traffic to our website through marketing efforts utilizing online advertising campaigns using Google AdWords, and information style email advertising campaigns;
     * generate revenue by November of 2009, (approximately three months following the planned launch of our website), through receipt of premium membership fees paid by our premium subscribers, the commissions from foreclosure.com for referring subscribers to their site, as well as through fees paid to us from advertisers on our site; and
     *    achieve break-even results of operations.

We have two executive officers who also serve as our directors. Ms. Marina Karpilovski resides in Israel. For the last 16 years, she has worked with Israeli and international tourist agencies and has 13 years of experience as an office manager of a travel agency in Israel. Our other officer and director, Mr. Michael Zazkis, serves as our Secretary, Treasurer and a director. He resides in Israel. Since 2001, Mr. Zazkis has been president of PrimeCap Mortgages Ltd., a real estate and mortgage investment company he owns, which has an emphasis on small- to medium- sized project development. Neither of our officers lives in Nevada, the state of our incorporation, or the United States.

We are in the early stage of our business plan. From our inception to date we have not generated any revenues or user subscriptions for our website. Our activities to date have been limited to organizational matters, raising capital, the development of our business plan and creation of our website, and efforts related to becoming a publicly traded company. We have not yet spent any money on the development of our website, as our site has been developed by our executive officers at no cost to us. From our inception to date, we were focused primarily on raising capital to execute our business plan, and on March 31, 2008 we closed on a private placement of our common stock pursuant to which we sold 1,380,200 shares of our common stock for gross proceeds of $55,208. We have sold and issued an aggregate of 6,380,200 shares of our common stock since our inception through the March 31, 2008 private placement of our common stock and to members of our management, for total proceeds of approximately $60,208. Since our inception, we have not made any significant purchase or sales of assets, nor have we been involved in any mergers, acquisitions or consolidations.

SUMMARY OF THE OFFERING

Shares of common stock being offered
 by the selling stockholders:           1,380,200 shares of our common stock.

Offering price:                         $0.06 per share of common stock.

Number of shares outstanding before
 the offering:                          6,380,200

Number of shares outstanding after
 the offering, if all the shares
 are sold:                              6,380,200

                                        Our executive officers and directors currently hold 78% of our shares, and, as a result, they retain control over our direction.

Market for the common stock:            There is no public market for our common
                                        stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin
                                        Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:                        We will not  receive any  proceeds  from
                                        the sale of the  shares of common  stock
                                        by the selling  stockholders  identified
                                        in   this   prospectus.    The   selling
                                        stockholders   will   receive   all  net
                                        proceeds from the sale of the shares
                                        offered by this prospectus.

Risk Factors:                           See "Risk  Factors"  beginning on page 5
                                        and  the  other   information   in  this
                                        prospectus   for  a  discussion  of  the
                                        factors  you  should   consider   before
                                        deciding to invest in shares of our common stock.

Dividend Policy:                        We  have  not   declared   or  paid  any
                                        dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

SUMMARY FINANCIAL DATA

The following summary financial information for the period from December 20, 2007 (date of inception) through May 31, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and accompanying notes included in this prospectus.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

                             STATEMENT OF OPERATIONS

                                                           Period from Inception
                                                          (December 20, 2007) to
                                                                May 31, 2008
                                                                ------------

Net loss                                                         $       85

Net loss per common share:
  Basic and diluted (less than $0.01 per share)                           0

Weighted average number of common shares outstanding:             5,516,517


                               BALANCE SHEET DATA

                                                                May 31, 2008
                                                                ------------

Total Assets                                                     $   60,123
Total liabilities                                                        --
Total Liabilities and Stockholders' Equity                       $   60,123

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS FOR GROWTH COULD BE SERIOUSLY HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                         RISKS RELATING TO OUR BUSINESS

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

We have incurred net losses of $85 for the period from December 20, 2007 (date of inception) through May 31, 2008. We anticipate generating losses for the next 12 months, with revenues beginning no earlier than November of 2009. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate enough revenue, if at all, from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown and unproven. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in our Company.

AS A COMPANY IN THE EARLY STAGE OF DEVELOPMENT WITH AN UNPROVEN BUSINESS STRATEGY, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

We were incorporated on December 20, 2007. Our website is not complete, and we have no customers and have not earned any revenues. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will be focused on the development of our website on the foreclosure market and the sale of web-based subscriptions to the site. Although we believe that our foreclosure website has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

OUR BUSINESS WILL FAIL IF WE ARE UNABLE TO DEVELOP OUR WEBSITE OR IMPLEMENT OUR BUSINESS PLAN SUCCESSFULLY.

The success of our business plan is dependent on the development of our website. We may not be able to develop this website successfully, and our limited operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of our website and the services offered thereby. Our business will fail if we can not successfully implement our business plan or develop our website.

WE HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT WILL CONTINUE IN THE FUTURE.

We have incurred net losses of $85 from our inception to May 31, 2008. Our management believes that the prior investment of $60,208 by our current stockholders will be sufficient to commence and continue our planned activities for approximately 12 months after the offering. We expect, however, to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our website. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR OFFICERS AND DIRECTORS WILL COLLECTIVELY ALLOCATE ONLY A PORTION OF THEIR TIME TO OUR COMPANY'S BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR SUCCESS.

Currently, our officers and directors allocate only a portion of their time to the operation of our business. If our business develops faster than anticipated, or if their other commitments require them to devote more substantial amounts of time, there is no guarantee that they will devote the time necessary to assure our successful operations. As a result, there is a substatntial risk that we will not be successful in our endeavors.

BECAUSE OUR CURRENT OFFICERS AND DIRECTORS ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT FOR SHAREHOLDERS TO RECOVER A JUDGMENT AGAINST THEM.

Both of our officers and directors reside outside of the United States, in Israel. Were one or more shareholders to bring an action against management in the United States and succeed, either through default or on the merits, and obtain a financial award against an officer or director of the Company, that shareholder may be required to enforce and collect on his, her or its judgment in Israel, unless the officer or director owned assets which were located in the United States. Further, shareholder efforts to bring an action in Israel against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, is fraught with difficulty and may be effectively, if not financially, unfeasible.

WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN OR STAY IN BUSINESS WITHOUT ADDITIONAL FUNDING.

Our ability to successfully develop our website and to eventually sell web-based subscriptions to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. We raised approximately $60,208 from private placements of our common stock, which we required to commence operations and which will help us remain operational during the next 12 months. However, we will require additional financing, through issuance of debt and/or equity, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK OF OUR INABILITY TO BUILD A SUCCESSFUL BUSINESS.

Our management has limited experience in marketing our proposed product and no distribution system has yet been developed and tested. Our officers, who will be responsible for marketing our website, have no experience in our industry or in marketing. Further, we have budged only $10,000 toward these efforts over the next 12 months, which is a very limited amount of capital with which to launch our effort. Given the relatively small budget and limited experience of our officers, there can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our website are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract subscribers to our website. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OR INACCURATE, OUR BUSINESS WILL FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, website development, and administrative expenses, which management estimates to aggregate approximately $61,800 over the next 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Expenditures" below for additional detail. If such estimates are erroneous or inaccurate, or we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and you could lose your entire investment.

WE MAY NOT BE ABLE TO GENERATE REVENUES AS AN INTERNET FORECLOSURE-MARKET BUSINESS.
We expect to generate revenues from receipt of membership fees paid by our premium subscribers, commissions we receive from foreclosure.com for referring subscribers to their site, as well as through fees paid to us from our advertisers on our website. If we are unable to obtain subscribers for our online listings or sell our advertising space or if foreclosure.com cancels their agreement with us and we are not able to secure a replacement contract on favorable terms, our financial condition and operations may be materially adversely affected.

OUR FORECLOSURE LISTINGS ARE PROVIDED EXCLUSIVELY BY FORECLOSURE.COM THROUGH AN AGREEMENT WE HAVE WITH THEM, AND EACH OF US HAVE THE RIGHT TO TERMINATE THIS AGREEMENT AT ANY TIME. IF THE AGREEMENT IS TERMINATED OR CANCELLED, WE WILL NOT BE ABLE TO PROVIDE FORECLOSURE LISTINGS, AND OUR BUSINESS AND OPERATIONS WILL BE ADVERSELY IMPACTED.

We currently obtain the foreclosure property listing information on our site from foreclosure.com through an affiliate agreement dated July 29, 2008.
Pursuant to our affiliate agreement with foreclosure.com, we earn a 25% commission of each subscriber fee collected by foreclosure.com as a result of a referral to that site from a link on our website. This arrangement with foreclosure.com is the only arrangement we currently have for foreclosure property listings. We do not currently have any arrangement with any other listing agent, or have any other procedures in place to establish our own foreclosure listing database. Should our agreement with foreclosure.com be cancelled or terminated, we will not be able to provide foreclosure listings and our business and operations will be severely and negatively impacted.

THE POPULARITY OF THE INTERNET FOR FORECLOSURE LISTINGS AND FORECLOSURE-RELATED TOOLS AND SERVICES MAY DECREASE OR FAIL TO GROW, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The use of the Internet for foreclosure listings and foreclosure-related tools and services has rapidly developed over the years. As is common for any rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. It is also difficult to predict the industry's future growth rate, if any. If the popularity of the Internet for foreclosure listings declines, fails to develop or develops more slowly than expected, or our website does not achieve or sustain market acceptance, our results of operations and financial condition could be materially and adversely affected.

OUR BUSINESS IS DEPENDENT ON A CONTINUING INCREASE IN THE NUMBER OF FORECLOSURES OCCURRING IN THE UNITED STATES AND INTEREST OF THIRD PARTIES IN USING THE
INTERNET AS A MEANS TO IDENTIFY FORECLOSED PROPERTIES. ANY DECREASE IN THE INSTANCE OF FORECLOSURES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The availability of foreclosure properties and the number of sales of foreclosure properties changes due to national and global economic forces, although the foreclosure market has been strong recently as a result of, among other things, the sub-prime mortgage crisis. The success of our business and the amount of revenues we will derive from subscribers and prospective advertisers is dependent upon an continuing increase in the number of foreclosure properties available in the United States. Any decrease in the number of foreclosures or people interested in using the web to identify foreclosed property could have a material adverse effect on our business, results of operations and financial condition.

WE ARE IN AN INTENSELY COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of maintaining websites to identify foreclosure properties is intensely competitive. Barriers to entry on the Internet are relatively low, and we may face competitive pressures from numerous companies. There are a number of websites that offer foreclosure listings, social networks and knowledge bases similar to the features we intend to offer on our site. We also face competition from traditional foreclosure listing companies such as printed publishers and other sources.

WE ARE A SMALL COMPANY WITH LIMITED RESOURCES RELATIVE TO OUR COMPETITION AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

Our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products and services than we can to ours. Therefore, we may not be able to compete effectively and our business may fail.

WE NEED TO RETAIN KEY PERSONNEL TO SUPPORT OUR PRODUCT AND ONGOING OPERATIONS.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are creating our website as well as relationships that we rely on to implement our business plan. The loss of the services of either of our officers could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

                       RISKS RELATING TO OUR COMMON STOCK

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether such application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

BECAUSE WE WILL BE SUBJECT TO "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than  $5.00  (other  than  securities  registered  on some  national  securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold by the selling stockholders, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

IF  QUOTED,  THE  PRICE  OF  OUR  COMMON  STOCK  MAY  BE  VOLATILE,   WHICH  MAY
SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering by the selling stockholders and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;
     *    our   announcements  of  significant   contracts  and  achievement  of
          milestones;
     *    our relationships with other companies or capital commitments;
     *    additions or departures of key personnel;
     *    sales of common stock or termination of stock transfer restrictions;
     *    changes in financial estimates by securities analysts, if any; and
     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

OUR  INSIDERS   BENEFICIALLY  OWN  A  SIGNIFICANT  PORTION  OF  OUR  STOCK,  AND
ACCORDINGLY, MAY HAVE CONTROL OVER STOCKHOLDER MATTERS, THE COMPANY'S BUSINESS AND MANAGEMENT.

As of October 2, 2008 our executive officers and directors beneficially own 5,000,000 shares of our common stock in the aggregate, or approximately 78% of our issued and outstanding common stock. Ms. Marina Karpilovski, our President and a director, owns 1,000,000 shares of our common stock, or approximately 16%, and Michael Zazkis, our Secretary, Treasurer and a director, owns 4,000,000 shares of our common stock, or approximately 63%. As a result, our executive officers, directors and affiliated persons will have significant influence to:

     *    elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;
     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE RESOLD BY THE SELLING STOCKHOLDERS PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE MAY NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.

The initial offering price of the common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering by the selling stockholders. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SHARES OF COMMON STOCK MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

We are authorized to issue up to 100,000,000 shares of common stock, of which 6,380,200 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

                   RISKS RELATING TO OUR OPERATIONS IN ISRAEL

WE CONDUCT A PORTION OF OUR OPERATIONS IN ISRAEL AND THEREFORE OUR RESULTS MAY BE ADVERSELY AFFECTED BY POLITICAL, ECONOMIC, AND REGIONAL CONFLICT WITHIN AND OUTSIDE OF ISRAEL.

Our principal executive offices, some of our operations, and both of our officers/directors are located in Israel. Accordingly, political and economic conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade within Israel or between Israel and its trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Since September 2000, terrorist violence in Israel has increased significantly and negotiations between Israel and Palestinian representatives have not advanced. The establishment in 2006 of a government in the Palestinian Authority by representatives of the Hamas militant group has created additional unrest and uncertainty in the region. Further, in the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group, which involved thousands of missile strikes and disrupted most day-to-day civilian activity in northern Israel. In addition, Israel is currently engaged in ongoing hostilities with Hamas, which has imposed its rule over the Gaza Strip. Any armed conflicts, terrorist activities or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: "BELIEVE," "EXPECT," "ESTIMATE," "ANTICIPATE," "INTEND," "PROJECT" AND SIMILAR EXPRESSIONS OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. IN SOME CASES, YOU CAN ALSO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "PLANS," "PREDICTS," "POTENTIAL" OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 5, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN ADDITION, YOU ARE DIRECTED TO FACTORS DISCUSSED IN THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION SECTION BEGINNING ON PAGE 33, AND THE SECTION ENTITLED "OUR BUSINESS" BEGINNING ON PAGE 22, AND AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. OTHER FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS;
COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see "Selling Stockholders" below for a list of these individuals.

We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

                       DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.06 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

The selling stockholders will offer the shares of common stock for resale at $0.06 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. See "Plan of Distribution" for additional information.

                           MARKET FOR OUR COMMON STOCK

MARKET INFORMATION

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 6,380,200 shares of our common stock since the Company's inception on December 20, 2007. See "Certain Relationships and Related Transactions" below for information with respect to some of these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

HOLDERS

We had 39 holders of record of our common stock as of October 2, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any compensation plan under which equity securities are authorized for issuance.

                                 DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

                                    DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 1,380,200 shares of common stock offered through this prospectus. The selling stockholders are non-U.S. persons who acquired the 1,380,200 shares of common stock offered through this prospectus from us in a private placement pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act") which closed on March 31, 2008, thus exempting these offerings from the registration requirements of the Securities Act.

The following  table provides as of October 2, 2008,  information  regarding the
beneficial   ownership  of  our  common  stock  held  by  each  of  the  selling stockholders, including:

     1. The number and percentage of shares beneficially owned prior to this offering;
     2.   The total number of shares to be offered hereby; and
     3. The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.


                                   Beneficial Ownership                        Beneficial Ownership
                                 Prior to this Offering(1)                        After Offering
                                 -------------------------     Number of      ----------------------
     Name of                      Number of                   Shares Being     Number of
Selling Stockholder                Shares      Percent(2)       Offered         Shares     Percent(2)
-------------------                ------      ----------       -------        ------     ----------
Shorfer, Reuven                    40,000          *             40,000           0           0
Gribov, Misha                      40,000          *             40,000           0           0
Korzenshtein, Svetlana             40,000          *             40,000           0           0
Kuvshinsky, Ala (3)                40,000          *             40,000           0           0


                                   Beneficial Ownership                        Beneficial Ownership
                                 Prior to this Offering(1)                        After Offering
                                 -------------------------     Number of      ----------------------
     Name of                      Number of                   Shares Being     Number of
Selling Stockholder                Shares      Percent(2)       Offered         Shares     Percent(2)
-------------------                ------      ----------       -------        ------     ----------
Tzatzaskis, Luba                   35,000          *             35,000           0           0
Grotas, Maya                       35,000          *             35,000           0           0
Korzenshtein, Leonid (3)           35,000          *             35,000           0           0
Jabotinsky, Rita                   35,000          *             35,000           0           0
Gerberg, Polina                    34,300          *             34,300           0           0
Veksler, Mila                      33,750          *             33,750           0           0
Leikin, Roza                       34,300          *             34,300           0           0
Tverskoy, Slava (4)                50,000          *             50,000           0           0
Perliger, Lily                     50,000          *             50,000           0           0
Tverskoy, Mark (4)                 50,000          *             50,000           0           0
Spivak, Reuven (7)                 40,000          *             40,000           0           0
Spivak, Liat (7)                   40,000          *             40,000           0           0
Sonnenberg, Nadav                  40,000          *             40,000           0           0
Yariv, Yaacov                      40,000          *             40,000           0           0
Segal, Yelena                      35,000          *             35,000           0           0
Beliavsky, Oded (5)                43,750          *             43,750           0           0
Beliavsky, Marina (5)              33,750          *             33,750           0           0
Katolnic, Bella                    35,000          *             35,000           0           0
Hilel, Vered                       30,000          *             30,000           0           0
Elkayam, Sarah Rama                32,500          *             32,500           0           0
Zeldich, Luba                      34,300          *             34,300           0           0
Garber, Natalia                    34,250          *             34,250           0           0
Libman, Galit                      35,000          *             35,000           0           0
Tal, Aric                          35,000          *             35,000           0           0
Kovler, Ludmila                    31,800          *             31,800           0           0
Ripman, Schura                     35,000          *             35,000           0           0
Chebotar, Gelena (6)               30,000          *             30,000           0           0
Chebotar, Vadim  (6)               35,000          *             35,000           0           0
Chebotar, Michael (6)              25,000          *             25,000           0           0
Bairstow, Tony                     37,500          *             37,500           0           0
McKay, Twila                       50,000          *             50,000           0           0
McGuire, Theresa Ann               37,500          *             37,500           0           0
Powers, Ann                        37,500          *             37,500           0           0
                                ---------       ----          ---------       -----       -----
TOTAL                           1,380,200       21.6%         1,380,200           0           0
                                =========       ====          =========       =====       =====

----------
*    Represents less than 1%
(1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered pursuant to this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
(2) Applicable percentage of ownership is based on 1,380,200 shares of common stock outstanding as of October 2, 2008, on a fully diluted basis.
(3)  Leonid Korzenshtein is the husband of Ala Korzenshtein.
(4)  Mark Tverskoy is the husband of Slava Tverskoy.

(5)  Oded Beliavsky is the husband of Marina Beliavsky.
(6)  Gelena Chebotar is the mother of Vadim Chebotar and Michael Chebotar.
(7)  Reuven Spivak is the father of Liat Spivak.

Except as disclosed above, none of the selling stockholders:

    (i) has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;
    (ii)  served as one of our officers or directors; nor
    (iii) is a registered broker-dealer or an affiliate of a broker-dealer.

                              PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 1,380,200 shares of our common stock on behalf of the selling stockholders named herein.

The selling stockholders may sell some or all of their shares at a fixed price of $0.06 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling stockholders must be made at the fixed price of $0.06 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

     *    ordinary broker transactions, which may include long or short sales;
     * transactions involving cross or block trades on any securities or market where our common stock is trading;
     * purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
     * an exchange distribution in accordance with the rules of the applicable exchange;
     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     *    privately negotiated transactions;
     * at the market to or through market makers or into an existing market for the shares;
     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);
     * in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or
     *    any combination of the foregoing.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $13,403.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable laws and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our common stock may be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

     * Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
     * Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management."

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of October 2, 2008, there were 6,380,200 shares of our common stock issued and outstanding.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of October 2, 2008, there were no preferred shares issued and outstanding.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251. Their phone number is (480) 481-3940. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering by the selling stockholders, based on our outstanding shares as of October 2, 2008, we will have outstanding an aggregate of 6,380,200 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 1,380,200 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our executive officers and directors, known as our "affiliates," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act or otherwise.

RULE 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 63,802 shares immediately after this offering by the selling stockholders (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

                                     EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from December 20, 2007 (inception) to May 31, 2008, included in this prospectus have been audited by Moore and Associates, Chartered as set forth in their report included in this prospectus.

                              LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

                                  OUR BUSINESS

OVERVIEW

Real Value Estates is a development stage company that was incorporated under the laws of the state of Nevada on December 20, 2007. We currently have no revenue and no significant assets.

We are developing and plan to offer a website related to the residential real estate foreclosure market, containing an online social network for those involved in foreclosures, an online database with residential real estate foreclosure property listings and a knowledge base with educational and informational materials about the foreclosure market. We plan to include foreclosure listings searchable by state, county and city throughout the United States. The site will be user-friendly and will enable our subscribers to communicate with each other and to search and locate foreclosure, pre-foreclosure and real estate owned properties with ease. Our website, available at www.myrve.com, is accessible but is still a work-in-process and in development stage. We expect it to be fully developed with all intended functions and features and ready for public launch in the July - August 2009 timeframe.

We are in the early stage of our business plan. We currently have no revenues and no user subscriptions for our website. Our activities to date have been limited to organizational matters, raising capital, the development of our business plan and creation of our website and efforts related to becoming a publicly traded company.

Our offices are currently located at 3/11 Trumpeldor St., Holon 58271 Israel, which office has been donated free of charge from our President and director, Ms. Marina Karpilovski.

We have two executive officers who also serve as our directors. Ms. Marina Karpilovski resides in Israel. For the last 16 years, she has worked with Israeli and international tourist agencies and has 13 years of experience as an office manager of a travel agency in Israel. Mr. Michael Zazkis is our Secretary, Treasurer and a director. Mr. Zazkis resides in Israel. Since 2001, Mr. Zazkis has been president of PrimeCap Mortgages Ltd., a real estate and mortgage investment company he owns, which has an emphasis on small- to medium-sized project development.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Neither Real Value Estates, nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

OVERVIEW OF FORECLOSURES, PRE-FORECLOSURES AND REOS

"Foreclosure" is a legal term which describes the forced sale of property that has been pledged as security or collateral for a debt or a mortgage that is in default. Through the foreclosure process, a lender can recover the amount that it is owed by selling or taking ownership of the property securing the loan. This will occur when a borrower or owner of the property defaults on loan or mortgage payments.

Typically a foreclosure action is initiated by the lender through its filing or sending to the owner a "notice of default." The procedures and timelines for foreclosures vary, and are determined by the foreclosure process mandated by the law in the state in which the property is located, as well as the applicable legal documents and agreements entered into between the lender and the borrower at the time the loan was made and the property was pledged as security. While some states require judicial proceedings in order to commence and effect a foreclosure proceeding, in other states foreclosure proceedings may be done non-judicially, or out-of-court. From the time that the notice of default is filed the property is considered in "pre-foreclosure." Pre-foreclosure properties still belong to the borrower or property owner. During this period, the borrower or property owner may reinstate the loan by re-paying the default amount, or may sell the property to a third party in a private transaction, in order to use the proceeds to pay off the loan and terminate the foreclosure process. If neither of these occurs and the loan is still in default at the end of the pre-foreclosure period, the property may be sold at public auction to the highest bidder.

"Real estate owned" or "REO" properties are properties owned or repossessed by banks or lenders as a result of foreclosures. Typically, these are properties that were not sold to a third party at the public auction, or were taken back by the lender at or following the auction into the bank or lender's possession. REOs are sometimes called "bank-owned," "special" or "non-performing" assets to distinguish them from properties that are owned and actually used by the lenders, such as corporate facilities or branch offices. Generally, banks and lenders are eager to sell REOs in order to recover the amount owed to them from the initial defaulted loan, and so that they will not have to expend time or capital to manage the repossessed real estate.

OUR WEBSITE - WWW.MYRVE.COM

SOCIAL NETWORK

We plan to design our website as a "social network" for those who are involved in, or wish to be involved in, the foreclosure industry. A social network website is a form of online community of people who share interests and activities or who are interested in exploring the interests and activities of others. Many social network services are web-based and provide a variety of ways for users to interact, such as via e-mail and instant messaging services. We plan to develop a social network for those interested in foreclosure, pre-foreclosure and REO properties. Our social network website will enable our subscribers to be active in our website community and communicate with fellow subscribers. Subscribers will be able to share their experiences with each other. We believe this feature will be valued by our subscribers as it will provide them generally, and particularly first-time foreclosure buyers, the opportunity to discuss the foreclosure process and individual foreclosed or REO properties with other experienced subscribers. Additionally, subscribers will be able to create groups inside our network community and communicate with each other through an internal messaging system through our site. This feature will also make it possible for multiple subscribers to organize into private groups to jointly invest in foreclosed properties or projects if they so wish. Additionally, our management plans to operate a discussion forum to enable subscribers to discuss various topics of interest and ask questions.

In order to participate in the social network, each subscriber will be asked to create and customize a profile, and include basic personal, business and contact information, a photo, as well as any additional information they would like to share with the rest of the network.

FORECLOSURE PROPERTY DATABASE LISTINGS

In addition to the social network, our site will include a comprehensive online database with residential real estate foreclosure, pre-foreclosure and REO property listings throughout the United States. Currently, our site presents a link to the foreclosure properties database made available by foreclosure.com. The home page of our website contains an interactive map of the United State on which subscribers can click on the state in which they wish to search for properties, and then narrow down their searches by county and city. Currently the interactive map is the only way to search for foreclosure listings. Upon the initial search through the map, the site will present a list of foreclosure properties in that area, which will contain preliminary data about the foreclosure properties, such as the number of bedrooms and bathrooms, the sale price and a portion of the street address. Subscribers who desire to obtain full access to the foreclosure property information, including the seller's contact information, will be redirected to foreclosure.com's site and will be required to subscribe to that site. Foreclosure.com's subscription fees range between weekly fees of $9.99 and monthly fees of $39.80, and these fees will be required to be paid in addition to any membership fees we will charge for access to our site. Pursuant to our affiliate agreement with foreclosure.com, dated July 29, 2008, we earn a 25% commission on each subscriber fee collected by foreclosure.com as a result of the referral to that site from the redirection link from our website.

THE KNOWLEDGE BASE

We also plan to include an informational feature, which we refer to as our "knowledge base." Subscribers to our site will have access to our knowledge base, through which we will provide educational and informational materials about foreclosure, pre-foreclosure and REO properties and generally about the foreclosure market that we believe our subscribers may be interested in, including current articles, news and videos. The site will also contain a forum with answers to common questions about foreclosures that subscribers may have, such as:

     *    What is a real estate foreclosure?
     *    How do I get started with foreclosure investing?
     *    Do I need a realtor to buy foreclosure properties?
     *    What should I be aware of in buying foreclosures?

We plan to offer some content of our knowledge base for free to all subscribers. Additional premium content, such as certain articles and videos created by our management, will be available only to premium subscribers who pay a premium membership fee of approximately $29.00 per month.

SUBSCRIPTIONS AND ACCESS

Visitors to our website will be able to access and view limited portions of our knowledge base and will be able to perform preliminary searches for foreclosure listings. However, in order to participate in our social network, visitors will be required to subscribe to our website. General subscriptions will be free, as we believe that free subscriptions will help us gain a customer base. However, we will charge our subscribers a premium membership fee of approximately $29.00 per month in order to access premium content of our knowledge base, such as certain articles and videos made available by our management. Additionally, in order to view complete foreclosure listings, visitors will be required to subscribe to foreclosure.com, which as described above, will cost them fees that range between $9.99 for weekly membership and $39.80 for monthly memberships. The fees to foreclosure.com will be required to be paid in addition to our premium membership fees.

REVENUES

We plan to generate revenues through the premium membership fees paid by our premium subscribers, through the commissions we will receive from foreclosure.com for referring subscribers to their site pursuant to our affiliate agreement with foreclosure.com, as well as from advertisers on our site through participation in the Google AdSense service. Through the Google AdSense service, which displays text-only ads that correspond to the keywords of the content of the page on which the ad is shown, we will receive a fee from the advertisers for each click on their ad by our subscriber. We have not yet applied to participate in the Google AdSense program, but intend to do so once our website is complete.

THE MARKET OPPORTUNITY

The increases in property foreclosures in the United States as related to the subprime crisis and overall crisis affecting the U. S. and world financial systems are well documented.

Further, virtually anybody who qualifies for a mortgage loan, including low income individuals, can be qualified to buy a foreclosure property. We believe that as a result of this phenomena, interest in purchasing a foreclosed home will rise rapidly, according to a survey conducted in April 2008 by Harris Interactive for Trulia.com, a real estate website.

We believe this to be an indication of the continuing increase in popularity of foreclosure properties and websites aimed at helping people buy and sell foreclosure properties, and therefore we believe that our foreclosure website has great potential for success.

COMPETITION AND COMPETITIVE STRATEGY

Our website is currently accessible but is still in development stage. We expect it to be fully developed with all intended functions and features and ready for public launch in the July - August 2009 timeframe. When it is complete, Real Value Estates and www.myrve.com will be competing in the online foreclosure listings industry. Our competitors vary in size and cost structure, ranging from very small companies with limited resources to very large, diversified corporations with greater financial and marketing resources than ours. We believe that we are currently one of the smallest in the industry, as we do not currently have a fully working website yet available.

We face competition from companies who offer residential foreclosure property listings over the internet, such as Foreclosure.com, Realtytrac.com and ForeclosureFreeSearch.com. As discussed above, foreclosure.com offers subscriptions ranging between weekly fees of $9.99 and monthly fees of $39.80. Subscription fees are approximately $49.95 for Realtytrac.com, $39.80 for RealtyStore.com and $49.95 for ForeclosureS.com. Our management views HUDforeclosed.com as a direct competitor as it offers many of the same features that our website will. For example, HUDforeclosed.com offers free membership, as well as premium membership which provides subscribers with access to foreclosure listings, social network features and premium content. HUDforeclosed.com offers a one week trial for $1.00 and then 6-month membership for $99.00 or a 12-month membership for $179.00.

These competitors, especially HUDforeclosed.com, which already have an established market share, are and will be in a better competitive position than us. Management believes we can offset any such competitive disadvantages by being a price leader in the marketplace, first through free listings, and thereafter through more competitively priced listings. Initially, general subscriptions to our site will be free initially and premium subscriptions will be only approximately $29.00 per month. We also seek to differentiate ourselves by providing our subscribers with more attractive social network features, such as tools for subscribers to easily communicate with each other.

MARKETING & SALES STRATEGY

ONLINE ADVERTISING

The majority of our advertising and promotional activities will be concentrated on an online advertising campaign using Google AdWords. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google AdWords program will allow us to customize the text of our advertisements, the frequency of each advertisement's appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign.

EMAIL ADVERTISING CAMPAIGN

We anticipate that an information style email advertising campaign may help to enhance our online advertising campaign and bring us into direct contact with people who are interested in buying a foreclosure property. In this regard, we are considering acquiring email lists, which is something that can be done on an incremental basis so as not to incur a large expense before determining whether an email campaign works and meets our expectations.

We have budgeted $10,000 for marketing and sales, and both of our officers will perform this task.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We will be developing our own website, and the distribution of our website services will be over the Internet. We believe there are no constraints on the sources or availability of products and supplies related to our business.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Our website will be available to the general public over the Internet. Initially, general subscriptions will be free, and premium subscriptions will be approximately $29.00 per month. As our subscription fees will be priced for mass market consumption, we do not anticipate dependence on one or a few major customers for the foreseeable future.

PATENTS,   TRADEMARKS,   LICENSES,   FRANCHISE   RESTRICTIONS   AND  CONTRACTUAL
OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop our website and intend to protect it with copyright and trade secrecy laws. Beyond our trade name, we do not hold any other intellectual property.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first year of operation related to the development of our website. For additional details please see "Management's Discussion and Analysis of Financial Condition and Results of Operation - Plan of Operation" below.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our executive officers, who each spend up to approximately 30 hours a week on our business. We will consider retaining full-time management and administrative support personnel as our business and operations increase.

DESCRIPTION OF PROPERTY

We do not own interests any real property. Ms. Marina Karpilovski, our President and director, has provided us with 450 sq ft of furnished office space located at 3/11 Trumpeldor St., Holon 58271 Israel free of charge for at least the next 12 months. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.

REPORTS TO SECURITY HOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website.

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is EastBiz.com, Inc., 5348 Vegas Dr., Las Vegas, NV 89108 USA.

                                   MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

           Name                 Age                 Position
           ----                 ---                 --------

     Marina Karpilovski          48      President and Director
     Michael Zazkis              51      Secretary and Treasurer and Director

MS. MARINA KARPILOVSKI

Ms. Karpilovski is our President and a director. She has served in these capacities since we were incorporated on December 20, 2007. Since 1992, Ms. Karpilovski has worked with the Israeli and International tourist industry organizing local and international conferences. Since December 1995, Ms. Karpilovski has served as office manager of an office of Rose Travel Ltd. in Tel Aviv, Israel. In that capacity she manages a team of sales representatives and is in charge of day to day operation of the travel agency. Ms. Karpilovski holds a B.Sc degree in Mechanical Engineering from Kharkov University in Russia.

MR. MICHAEL ZAZKIS

Mr. Zazkis is our Secretary, Treasurer and a director, and has served in these capacities since we were incorporated on December 20, 2007. Since 2001, Mr. Zazkis has been president of PrimeCap Mortgages Ltd., a real estate and mortgage investment company he owns, which has an emphasis on small- to medium-sized project development. Prior to this business, Mr. Zazkis worked in engineering, management and project development capacities for over 20 years for a number of large Israeli and international companies such as Iscar Blades Ltd and Iscar. He holds a B.Sc degree in Mechanical Engineering from Israel Institute of Technology and a certificate of Mortgage Broker from the University of British Columbia.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, and that our shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." Our determination of independence of directors is made using the definition of "independent director" contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market ("NASDAQ"), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of "independent" as within the meaning of such rules as a result of their current positions as our executive officers.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the executive officers described above.

FAMILY RELATIONSHIPS

There are no familial relationships among any of our officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our executive officers, Ms. Karpilovski and Mr. Zazkis. There are no arrangements or employment agreements with our executive officers pursuant to which they will be compensated now in the future for any services provided as executive officers, and we do not anticipate entering into any such arrangements or agreements with them in the foreseeable future.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at May 31, 2008.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employments or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

                            COMPENSATION OF DIRECTORS

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On December 20, 2007, pursuant to the terms of a subscription agreement, we sold 1,000,000 shares of our common stock to Ms. Marina Karpilovski, our President and member of our Board of Directors, for cash payment to us of $0.001 per share, or $1,000 in the aggregate.

On December 20, 2007 pursuant to the terms of a subscription agreement, we sold 4,000,000 shares of our common stock to Mr. Michael Zazkis, our Secretary, Treasurer and member of our Board of Directors, for cash payment to us of $0.001 per share, or $4,000 in the aggregate.

Our officers and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 2, 2008 for:

     *    each  person,  or  group  of  affiliated  persons,   known  by  us  to
          beneficially own more than 5% of our common stock;
     *    each of our executive officers;
     *    each of our directors; and
     *    all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Real Value Estates Inc., 3/11 Trumpeldor St., Holon 58271, Israel.

The percentage ownership information shown in the table below is calculated based on 6,380,200 shares of our common stock issued and outstanding as of October 2, 2008. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                   Name of                Amount and Nature            Percentage
Title of Class                 Beneficial Owner         of Beneficial Ownership         of Class
--------------                 ----------------         -----------------------         --------
Common Stock                  Marina Karpilovski,              1,000,000                 15.67%
                              President and
                              Director


Common Stock                  Michael Zazkis                   4,000,000                 62.70%
                              Secretary,
                              Treasurer and
                              Director
All officers and directors
 as a group (2 persons)                                        5,000,000                 78.37%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATION

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 5, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

OUR FINANCIAL STATEMENTS ARE STATED IN UNITED STATES DOLLARS (US$) AND ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

OVERVIEW

Real Value Estates is a development stage company that was incorporated under the laws of the state of Nevada on December 20, 2007. We currently have no revenue and no significant assets.

We are developing and plan to offer a website related to the residential real estate foreclosure market, containing an online social network for those involved in foreclosures, an online database with residential real estate foreclosure property listings, and a knowledge base with educational and informational materials about the foreclosure market. We plan to include foreclosure listings searchable by state, county and city throughout the United States. The site will be user-friendly and will enable our subscribers to communicate with each other and to search and locate foreclosure, pre-foreclosure and real estate owned properties with ease. Our foreclosure properties database is currently made available by foreclosure.com. Through initial searches on our site, our subscribers, will be able to view preliminary data about the foreclosure properties such as the number of bedrooms and bathrooms, the sale price and a portion of the street address. Subscribers who desire to obtain full access to the property information, including the seller's contact information, will be redirected to foreclosure.com and will be asked to subscribe to that site. Subscription to foreclosure.com requires payment of fees to that site, which can range from weekly fees of $9.99 to monthly fees of $39.80. These fees will be required to be paid in addition to any subscription fees we may charge for our site. Pursuant to our affiliate agreement with foreclosure.com, dated July 29, 2008, we earn a 25% commission on each subscriber fee collected by foreclosure.com as a result of the referral to that site from the redirection link from our website.

The social network feature will be a form of online community for people who are involved in, or wish to be involved in, the foreclosure industry, and our site will enable subscribers to be active on our website and communicate with fellow subscribers. Subscribers to our site will also have limited access to our knowledge base, through which we will provide information about foreclosures and the foreclosure market, including current articles, news and videos. We will also offer premium content to subscribers who pay a premium subscription fee of approximately $29.00 per month.

Our website, available at www.myrve.com, is accessible but is still a work-in-process and in development stage. We expect it to be fully developed with all intended functions and features and ready for public launch in the July
- August 2009 timeframe.

We plan to generate revenues through premium membership fees paid by our premium subscribers, through the commissions we receive from foreclosure.com for referring subscribers to their site, as well as from advertisers on our site.

Our offices are currently located at 3/11 Trumpeldor St., Holon 58271 Israel, which has been donated free of charge from our President and director, Ms. Marina Karpilovski.

We are in the early stage of our business plan. We currently have no revenues and no user subscriptions for our website. Our activities to date have been limited to organizational matters, raising capital, the development of our business plan and creation of our website and efforts related to becoming a publicly traded company.

Our overall goal is to become a one-stop-shop for the general public interested in the foreclosure market. We plan to offer valuable knowledge on the foreclosure industry and on investing in the foreclosure market, detailed residential foreclosure, pre-foreclosure and real estate owned property listings and an online social network for our subscribers. In our management's opinion, as the number of foreclosures has increased during recent year, consumers will be scouring the Internet for help navigating the sub-prime mortgage crisis. In June 2008, there were 1.82 million searches for the term "foreclosure," according to research firm comScore (SCOR), which launched a search marketing tool last year to track searches. This is an increase of 117% from the searches in June 2007. Management believes this to be an indication of the increasing and continuing popularity of websites geared toward helping people buy and sell foreclosure properties.

From December 20, 2007 (inception) to May 31, 2008, have incurred accumulated net losses of $85. As of May 31, 2008, we had $60,123 in current assets and current liabilities of $0. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months. We do not anticipate that we will generate revenues at least until we have completed and launched our website.

PLAN OF OPERATIONS

We have not generated any revenues since our inception on December 20, 2007. We believe that our current funding will allow us to complete development of our website, implement our marketing plan and remain in business for 12 months. If we are unable to generate revenues within 12 months of the effectiveness of the registration statement of which this prospectus is a part for any reason, or if we are unable to make a reasonable profit within 12 months of the effectiveness of the registration statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of our securities or loans. We have no other financing plans at this time.

Our current business objectives are:

     *    to complete development of our website;
     *    to create interest in our website; and
     * to establish our website as a one-stop-shop for buying foreclosure properties.

Our goals over the next 12 months are to:

     * complete development of our website and launch it publicly by July-August 2009;
     * drive traffic to our website through marketing efforts utilizing online advertising campaigns using Google AdWords, and information style email advertising campaigns;
     * generate revenue by November of 2009, (approximately three months following the planned launch of our website), through receipt of premium membership fees paid by our premium subscribers, the commissions from foreclosure.com for referring subscribers to their site, as well as through fees paid to us from advertisers on our site; and
     *    achieve break-even results of operations.

ACTIVITIES TO DATE

We were incorporated under the laws of the State of Nevada on December 20, 2007. We are a development stage company. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational matters, raising capital, the development of our business plan and creation of our website and efforts related to becoming a publicly traded company.

Since  our  inception  we have  not made any  significant  purchases  or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. We have not spent any money on development of our website since our inception, as our website has been developed by our executive officers at no cost to us. We closed on a private placement of our common stock on March 31, 2008, pursuant to which we sold 1,380,200 shares of our common stock for total gross proceeds of $55,208.

Prior to the date hereof, we secured office space for our corporate offices and created a brand logo. We have also introduced our website, www.myrve.com, however it is still a work-in-process and in development stage. We expect it to be fully developed with all intended functions and features and ready for public launch in the July - August 2009 timeframe.

EXPENDITURES

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months. These expenditures are described in detail below under "Milestones."

                         September 2008 to   December 2008 to   March 2009 to     June 2009       September 2008 to
                           November 2008       February 2009      May 2009      to August 2009       August 2009
                           -------------       -------------      --------      --------------       -----------
Legal/Accounting              $ 5,000            $ 5,000          $ 5,000          $ 5,000             $20,000
Transfer Agent                  2,500              2,500            2,500            2,500              10,000
Edgar filing & printing         1,000              1,000            1,000            1,000               4,000
Website Development             3,000              3,000            3,000            3,000              12,000
Website Testing                    --              2,000               --               --               2,000
Computer Equipment              1,000              1,000            1,000            1,000               4,000
Advertising/Marketing              --                 --               --           10,000              10,000
Telephone                         200                200              200              200                 800
Office Supply & Misc              250                250              250              250               1,000
                              -------            -------          -------          -------             -------
Total                         $12,950            $14,950          $12,950          $31,950             $61,800
                              =======            =======          =======          =======             =======

MILESTONES

SEPTEMBER - NOVEMBER 2008

Main Objectives:

     *    develop our website;
     *    develop  our  knowledge   base  and  build  up  content  about  buying
          foreclosure, pre-foreclosure and REO properties; and
     *    set up Google Adsense account;

During the next three months, we plan to develop the social network features of our website. Our executive officers will be in charge of this task and we have budgeted $3,000 per quarter over the next 12 months for professional assistance with this task. Our officers will be developing the content for our website, which will include articles about different aspects of buying foreclosure properties. We will also aggregate and publish on our website related content from multiple web sources.

We also plan to set up an account with Google Adsense service. This is available free of charge to us and will allow us to include Google ads from other advertisers on our website. We will receive a fee from these advertisers for each click on their ad by our subscriber visiting our site. Our Secretary, Treasurer and director, Mr. Zazkis, will be in charge of setting and running the Google Adsense account.

DECEMBER 2008 - FEBRUARY 2009

Main Objectives:

     *    test our website functionally with a small group of people; and
     *    continue to develop our website content.

We plan to approach a group of 20 people to subscribe to our website in order to gather feedback on their experience and suggestions. We will provide them with free premium membership for this purpose. We will focus the testing on the ease of use, the internal messaging system and navigating the foreclosure property listings. We intend to approach family and friends. Ms. Marina Karpilovski, our President and a director, will be responsible for this task. We have budgeted $2,000 for this purpose which we expect to use to attract this group of people and obtain their feedback.

Additionally, during this period, Mr. Zazkis, our Secretary, Treasurer and a director, will continue to develop our content, create new discussion boards or forums and new groups of interest on our website at no cost to us.

MARCH 2009 - MAY 2009

Main Objectives:

     * correct any issues with our website made known to use during the prior testing phase; and
     *    complete the development of our website.

During these three months we plan to correct any issues with our website made known to us during the testing phase, and complete the development of our website prior to the public launch of our final complete website.

JULY 2009 - AUGUST 2009

Main Objectives:

     *    launch our website to the public; and
     *    implement our marketing plan.

During these two months we plan to formally launch our website and implement our marketing plan, which includes online advertising campaign using Google AdWords and well as an information style email advertising campaign. Both of our executive officers will undertake this task and we have budgeted $10,000 for this purpose.

RESULTS OF OPERATIONS

During the period from December 20, 2007 (date of inception) through May 31, 2008, we incurred a net loss of $85. This loss consisted primarily of bank charges. Since our incorporation, we have sold 6,380,200 shares of common stock for total gross proceeds of $60,208.

PURCHASE OR SALE OF EQUIPMENT

We have not purchased or sold, and we do not expect to purchase or sell, any plants or significant equipment over the twelve months.

REVENUES

We had no revenues for the period from December 20, 2007 (date of inception) through May 31, 2008. We believe that we will be able to commence the marketing of our website by July-August 2009 following the public launch of our completed website, with revenues beginning no earlier than November of 2009.

LIQUIDITY AND CAPITAL RESOURCES

Our balance sheet as of May 31, 2008 reflects assets of $60,123. Cash and cash equivalents from inception to date have been sufficient to provide the working capital necessary to operate to date, and we expect it to help us remain operational during the next twelve months.

Our activities to date have been supported by equity financing, through the private placements of our common stock on the date of our inception, December 20, 2007, and on May 31, 2008, through which we raised total proceeds of approximately $60,208.

In the opinion of our management, funds currently available will not satisfy our working capital requirements for the next twelve months. The estimated funding we require during the next twelve months period is approximately $61,800. These estimated expenditures are described in detail above under "Expenditures." The length of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated. We estimate that our current cash balances will be extinguished by August 2009 provided we do not have any unanticipated expenses. Although there can be no assurance at present, we hope to be in a position to generate revenues by November 2009, or three months following the public launch of our completed site.

We have not yet earned any income from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by the selling stockholders. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

                              FINANCIAL STATEMENTS

                            REAL VALUE ESTATES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          INDEX TO FINANCIAL STATEMENTS
                                  MAY 31, 2008


Report of Registered Independent Auditors ................................  F-2

Balance Sheet as of May 31, 2008..........................................  F-3

Statement of Operations for the Period from Inception Through
May 31, 2008 .............................................................  F-4

Statement of Stockholders' Equity for the Period from Inception
Through May 31, 2008 .....................................................  F-5

Statement of Cash Flows for the Period Ended May 31, 2008.................  F-6

Notes to Financial Statements - May 31, 2008 .............................  F-7

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Real Value Estates, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Real Value Estates, Inc. (A Development Stage Company) as of May 31, 2008, and the related statement of operations, stockholders' equity and cash flow from inception on December 20, 2007 through May 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Real Value Estates, Inc. (A Development Stage Company) as of May 31, 2008, and the related statement of operations, stockholders' equity and cash flow from inception on December 20, 2007 through May 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $85, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
---------------------------------------
Moore & Associates, Chartered
Las Vegas, Nevada
June 17, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501

                            REAL VALUE ESTATES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                                                        May 31,
                                                                         2008
                                                                       --------
ASSETS

Current Assets
  Cash                                                                 $ 60,123
                                                                       --------

      Total Current Assets                                             $ 60,123
                                                                       ========

Total Assets                                                           $ 60,123
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity
  Preferred Stock, authorized 50,000,000 shares, par value $0.0001
  Common Stock, authorized 100,000,000 shares, par value $0.0001
  Issued and outstanding on May 31, 2008 is 6,380,200                       638
  Paid in Capital                                                        59,570
  Deficit Accumulated During the Development Stage                          (85)
                                                                       --------

      Total Stockholders' Equity                                         60,123
                                                                       --------

Total Liabilities and Stockholders' Equity                             $ 60,123
                                                                       ========


   The accompanying notes are an integral part of these financial statements.

                            REAL VALUE ESTATES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS


                                                              December 20, 2007
                                                               (Inception) To
                                                                   May 31,
                                                                    2008
                                                                 ----------

Revenue                                                          $       --

Expenses
  General and Administrative (Note 5)                                    85
  Loss before income taxes                                               85
                                                                 ----------
  Provision for Income Taxes                                             --
                                                                 ----------

Net (Loss)                                                       $      (85)
                                                                 ==========

Basic and Diluted
  (Loss) per Common Shares                                                a
                                                                 ----------

Weighted Average Number of Common Shares                          5,516,517
                                                                 ----------

----------
a = Less than ($0.01) per share


    The accompanying notes are an integral part of these financial statements

                            REAL VALUE ESTATES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                       Shares       Amount      Capital    Warrants     Deficit       Equity
                                       ------       ------      -------    --------     -------       ------
INCEPTION DECEMBER 20, 2007                 --      $   --     $     --     $    --     $    --      $     --

Common stock issued to Directors     5,000,000         500        4,500                                 5,000
 for cash December 20, 2007
 at 0.001 per share

Private placement closed on
 March 31 @ 0.04 per share           1,380,200         138       55,070                                55,208

Net (Loss)                                                                                  (85)          (85)
                                    ----------      ------     --------     -------     -------      --------
BALANCE, MAY 31, 2008                6,380,200      $  638     $ 59,570     $    --     $   (85)     $ 60,123
                                    ==========      ======     ========     =======     =======      ========


   The accompanying notes are an integral part of these financial statements.

                            REAL VALUE ESTATES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOW


                                                                       May 31,
                                                                        2008
                                                                      --------
OPERATING ACTIVITIES
  Net (Loss)                                                          $    (85)
  Adjustments To Reconcile Net Loss to
   Net Cash Used By Operating Activities                                   (85)
                                                                      --------
FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                60,208
                                                                      --------
Cash Provided by Financing Activities                                   60,208
                                                                      --------

Net Increase in Cash                                                    60,123

Cash, Beginning of Period                                                   --
                                                                      --------

Cash, End of Period                                                   $ 60,123
                                                                      ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                                          $     --
  Cash paid for interest                                              $     --



   The accompanying notes are an integral part of these financial statements.

                            REAL VALUE ESTATES, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 31, 2008


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on December 20, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company and has not yet realized any revenues from its planned operations.

As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flow from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31 fiscal year end.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"), which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective December 20, 2007 (inception).

Basic  earnings  (loss) per share amount are computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109"). A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS

Software development costs representing capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred. See Note 5.

NOTE 3. ADVERTISING

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of May 31, 2008.

NOTE 4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception (December 20, 2007) to May 31, 2008 of $85. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through debt or equity offerings. There can be no assurance that debt or equity financing will be available to the Company on acceptable terms or at all, and there is no guarantee that the Company will be successful in these efforts.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2008, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $85 at May 31, 2008, and will expire in the year 2028.

NOTE 7. NET OPERATING LOSSES

As of May 31, 2008, the Company has a net operating loss carry-forward of approximately $85, which will expire 20 years from the date the loss was incurred.

NOTE 8. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All shares of common stock have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

For transactions with other than employee's stock, issuances are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is the more reliable measure.

On December 20, 2007, the Company issued 5,000,000 common shares to its directors for cash, valued at $0.001 per share or $5,000.

Since inception (December 20, 2007) to the year ended May 31, 2008, the Company accepted subscriptions for 1,380,200 shares of common stock from 37 investors pursuant to a series of private placements which closed on March 31, 2008. The private placements were not subject to any minimum investment and were priced at $0.04 per share, for aggregate gross proceeds of $55,208. The Company accepted the subscriptions on March 31, 2008.

UNTIL ________, 2008, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                            REAL VALUE ESTATES, INC.

                                    1,380,200
                                     Shares
                                       of
                                  Common Stock


                                   ----------

                                   PROSPECTUS

                                   ----------


                               _____________, 2008

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

                    Name of Expense                                   Amount
                    ---------------                                   ------

     Securities and Exchange Commission registration fee           $     3.25
     Transfer Agent Fees                                           $   500.00
     Legal, accounting fees and expenses (1)                       $12,000.00
     Edgar filing, printing and engraving fees (1)                 $   900.00
                                                                   ----------
     Total (1)                                                     $13,403.25
                                                                   ==========
----------
(1) Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section

4(2) thereof, or Regulation D or Regulation S promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On December 20, 2007, pursuant to the terms of a subscription agreement, we sold 1,000,000 shares of our common stock to Ms. Marina Karpilovski, our President and a director, for cash payment to us of $1,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Ms. Karpilovski who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On December 20, 2007 pursuant to the terms of a subscription agreement, we sold 4,000,000 shares of our common stock to Mr. Michael Zazkis, our Secretary, Treasurer and a director, for cash payment to us of $4,000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act, as no advertising or general solicitation was employed in offering the securities, the offering and sale was made only to Mr. Zazkis who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act.

On March 31, 2008, we issued and sold an aggregate of 1,380,200 shares of our common stock to 37 non-US seed capital investors at a purchase price of $0.04 per share, without registration under the Securities Act, for total gross proceeds of $55,208. These shares were sold pursuant to subscription agreements accepted on March 31, 2008. We completed this offering pursuant to Regulation S of the Securities Act. We believed that this exemption from registration was available as each purchaser represented to us that they were a non-U.S. person as defined in Regulation S, and we did not engage in distribution of these shares in the United States.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit                         Description
-------                         -----------
  3.1         Articles of Incorporation of Registrant.
  3.2         Bylaws of Registrant.
  4.1         Specimen Common Stock Certificate.
  5.1         Legal Opinion of Gersten Savage LLP.
  10.1 Form of Subscription Agreement entered into between the Company and Marina Karpilovski on December 20, 2007.
  10.2 Form of Subscription Agreement entered into between the Company and Michael Zazkis on December 20, 2007.
  10.3 Form of Subscription Agreement entered into in connection with the March 31, 2008 private placement.
  10.4        Agreement with foreclosure.com dated July 29, 2008.
  23.1        Consent of Moore & Associates, Chartered.
  23.2        Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).
  24.1 Power of Attorney (contained on the signature page of this registration statement).

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (5) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Holon, Israel, on October 2, 2008.

                             REAL VALUE ESTATES, INC.


                             By: /s/ Marina Karpilovski
                                ------------------------------------------------
                             Name:  Marina Karpilovski
                             Title: President and Director
                                    (Principal Executive and Principal Financial
                                    and Accounting Officer)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marina Karpilovski and Michael Zazkis, each or either of them, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to
Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                 Title                              Date
        ---------                                 -----                              ----


/s/ Marina Karpilovski                 President and Director                   October 2, 2008
-----------------------------------    (Principal Executive and Principal
Marina Karpilovski                     Financial and Accounting Officer)



/s/ Michael Zazkis                     Secretary, Treasurer and Director        October 2, 2008
-----------------------------------
Michael Zazkis

                                INDEX TO EXHIBITS

Exhibit                         Description
-------                         -----------
  3.1         Articles of Incorporation of Registrant.
  3.2         Bylaws of Registrant.
  4.1         Specimen Common Stock Certificate.
  5.1         Legal Opinion of Gersten Savage LLP.
  10.1 Form of Subscription Agreement entered into between the Company and Marina Karpilovski on December 20, 2007.
  10.2 Form of Subscription Agreement entered into between the Company and Michael Zazkis on December 20, 2007.
  10.3 Form of Subscription Agreement entered into in connection with the March 31, 2008 private placement.
  10.4        Agreement with foreclosure.com dated July 29, 2008.
  23.1        Consent of Moore & Associates, Chartered.
  23.2        Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).
  24.1 Power of Attorney (contained on the signature page of this registration statement).